Additional Shareholder Information (unaudited)


Results of a Special Meeting of Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to vote on various proposals recently approved by the Fund's Board Members. The following tables provide the number of votes cast for, against, and authority withheld as well as the number of abstentions and broker non-votes as to the following proposals: (1) Election of Board
Members and (2) Revise Fundamental Investment
Policies.

1: Election of Board Members

    Item Voted On      Votes For     Authority
                                     Withheld     Abstentio
                                                     ns


Nominees:
Elliot J. Berv       25,806,422.     670,087.178     0.000
                              560
A. Benton            25,802,663.     673,845.766     0.000
Cocanougher                  972
Jane F. Dasher       25,813,565.     662,944.373     0.000
                              365
Mark T. Finn         25,796,627.     679,882.509     0.000
                              229
Rainer Greeven       25,790,884.     685,625.194     0.000
                              544
Stephen Randolph     25,797,310.     679,199.655     0.000
Gross                        083
Richard E. Hanson    25,809,323.     667,185.874     0.000
Jr.                          864
Diana R.             25,806,010.     670,499.576     0.000
Harrington                   162
Susan M. Heilbron    25,813,565.     662,944.373     0.000
                              365
Susan B. Kerley      25,813,340.     663,169.373     0.000
                              365
Alan G. Merten       25,797,784.     678,725.065     0.000
                              673
R. Richardson        25,810,578.     665,931.222     0.000
Pettit                       516
R. Jay Gerken        25,809,209.     667,300.641     0.000
                              097

2: Revise Fundamental Investment
Policies

                                                                Broker
   Items Voted On      Votes For   Votes Against              Non-Votes
                                                  Abstentio
                                                     ns
Borrowing Money      23,558,490.     534,080.833 810,919.0  1,573,019.00
                              833                        72             0
Underwriting         23,583,085.     467,228.520 853,176.2  1,573,019.00
                              959                        59             0
Lending              23,627,961.     481,438.643 794,091.0  1,573,019.00
                              083                        12             0
Issuing Senior       23,634,938.     481,527.544 787,024.5  1,573,019.00
Securities                   656                        38             0
Real Estate          23,649,293.     441,914.890 812,282.7  1,573,019.00
                              056                        92             0
Commodities          23,584,189.     502,238.643 817,062.7  1,573,019.00
                              318                        77             0
Concentration        23,657,707.     442,959.422 802,823.9  1,573,019.00
                              363                        53             0
Non-Fundamental      23,591,015.     492,434.767 820,039.9  1,573,019.00
                              974                        97             0